UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 20, 2012, the Company conducted a webcast conference call to provide a business update. A copy of the script used for this conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference. A replay of the webcast is available on the Investors section of the Company’s web site at www.cryoport.com, and also at www.investorcalendar.com approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

The script for the conference call contains forward-looking statements regarding the Company. These forward-looking statements include, among other things, statements regarding future events that involve risks and uncertainties. These statements are based on the Company’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with the effect of changing economic conditions, trends in products markets, variations in the Company’s cashflow, market acceptance risks, technical development risks. and other risks detailed in the “Risk Factors” sections of the Company’s annual report on Form 10-K filed on June 27, 2012. The information provided in the script speaks only as of the date of the conference call and the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Script for Business Update Conference Call Held on September 20, 2012

The information contained in Item 7.01 of this Current Report on Form 8-K and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 21, 2012	By:	/s/ Robert Stefanovich
Robert Stefanovich
Principal Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Script for Business Update Conference Call Held on September 20, 2012